                                                                     Exhibit 4.2

                          SOFTWAVE MEDIA EXCHANGE, INC.

                             2006 STOCK OPTION PLAN

      1.    PURPOSE OF THE PLAN.

            This  2006  Stock  Option  Plan  (the  "Plan")  is  intended  as  an incentive, to retain in the employ of and as directors,  officers,  consultants, advisors and employees to SoftWave Media Exchange,  Inc., a Delaware corporation
(the  "Company"),  and any  Subsidiary  of the  Company,  within the  meaning of
Section  424(f) of the United States  Internal  Revenue Code of 1986, as amended
(the  "Code"),  persons of  training,  experience  and  ability,  to attract new directors,  officers,  consultants,  advisors and employees  whose  services are considered  valuable,  to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial  success of the Company and its Subsidiaries.

            It is further  intended that certain options granted pursuant to the
Plan shall constitute  incentive stock options within the meaning of Section 422 of the Code (the  "Incentive  Options")  while  certain  other  options  granted pursuant to the Plan shall be  nonqualified  stock  options  (the  "Nonqualified
Options").  Incentive Options and Nonqualified  Options are hereinafter referred to collectively as "Options."

            The  Company  intends  that the Plan meet the  requirements  of Rule
16b-3 ("Rule 16b-3")  promulgated under the Securities  Exchange Act of 1934, as amended (the  "Exchange  Act") and that  transactions  of the type  specified in subparagraphs  (c) to (f)  inclusive of Rule 16b-3 by officers and  directors of the Company  pursuant to the Plan will be exempt from the  operation  of Section
16(b)  of the  Exchange  Act.  Further,  the Plan is  intended  to  satisfy  the performance-based  compensation exception to the limitation on the Company's tax deductions  imposed by Section  162(m) of the Code with respect to those Options for which qualification for such exception is intended. In all cases, the terms, provisions,  conditions  and  limitations  of the Plan  shall be  construed  and interpreted consistent with the Company's intent as stated in this Section 1.

      2.    ADMINISTRATION OF THE PLAN.

            The Plan shall be  administered by the  Compensation  Committee (the
"Committee") of the Board of Directors of the Company (the "Board"), which shall consist of three or more  directors who are  "Non-Employee  Directors"  (as such term is defined in Rule 16b-3) and "Outside  Directors" (as such term is defined in  Section  162(m) of the Code)  serving  at the  pleasure  of the  Board.  The
Committee,  subject  to  Sections  3, 5 and 6 hereof,  shall have full power and authority  to  designate  recipients  of  Options,  to  determine  the terms and conditions of the respective Option agreements (which need not be identical) and to interpret the  provisions and supervise the  administration  of the Plan. The
Committee  shall have the  authority,  without  limitation,  to designate  which
Options  granted  under the Plan shall be  Incentive  Options and which shall be
Nonqualified  Options. To the extent any Option does not qualify as an Incentive
Option, it shall constitute a separate Nonqualified Option.

            Subject to the provisions of the Plan, the Committee shall interpret the Plan and all  Options  granted  under the Plan,  shall make such rules as it deems necessary for the proper  administration of the Plan, shall make all other determinations  necessary or advisable  for the  administration  of the Plan and shall correct any defects or supply any omission or reconcile any  inconsistency in the Plan or in any  Options  granted  under the Plan in the manner and to the extent that the Committee  deems  desirable to carry into effect the Plan or any
Options.  The act or  determination  of a majority of the Committee shall be the act or  determination  of the Committee and any decision  reduced to writing and signed by all of the members of the Committee  shall be fully effective as if it had been made by a majority at a meeting duly held. Subject to the provisions of the Plan, any action taken or  determination  made by the Committee  pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

            In the event that for any reason the  Committee  is unable to act or if the Committee at the time of any grant,  award or other acquisition under the
Plan does not consist of two or more Non-Employee  Directors,  or if there shall be no such  Committee,  then the Plan shall be  administered  by the Board,  and references  herein to the  Committee  (except in the  proviso to this  sentence)
shall be deemed to be  references  to the Board,  and any such  grant,  award or other  acquisition may be approved or ratified in any other manner  contemplated by  subparagraph  (d) of Rule  16b-3;  provided,  however,  that  grants  to the
Company's  Chief  Executive  Officer or to any of the Company's  other four most highly  compensated  officers that are intended to qualify as  performance-based compensation  under  Section  162(m)  of the  Code may  only be  granted  by the
Committee.

      3.    DESIGNATION OF OPTIONEES.

            The persons eligible for  participation in the Plan as recipients of
Options (the "Optionees") shall include directors, officers and employees of the
Company,  and subject to their meeting the eligibility  requirements of Rule 701 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), consultants,  vendors,  joint venture partners,  and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and any Subsidiary.  In selecting  Optionees,  and in determining the number of shares to be  covered by each  Option  granted to  Optionees,  the
Committee  may  consider  any  factors  it  deems  relevant,  including  without limitation,  the  office or  position  held by the  Optionee  or the  Optionee's relationship to the Company,  the Optionee's  degree of  responsibility  for and contribution  to the growth and  success of the Company or any  Subsidiary,  the
Optionee's length of service,  promotions and potential. A Optionee who has been granted an Option hereunder may be granted an additional  Option or Options,  if the Committee shall so determine.

      4.    STOCK RESERVED FOR THE PLAN.

            Subject to  adjustment  as provided in Section 8 hereof,  a total of
3,000,000  shares of the Company's  Common Stock, par value $0.01 per share (the
"Stock"),  shall be subject to the Plan.  The maximum  number of shares of Stock that may be subject to Options  granted under the Plan to any  individual in any calendar year shall not exceed 1,500,000 shares (subject to adjustment  pursuant to Section 7 hereof) and the method of counting such shares shall conform to any requirements  applicable to performance-based  compensation under Section 162(m)
of the Code, if qualification as  performance-based  compensation  under Section

162(m) of the Code is  intended.  The shares of Stock  subject to the Plan shall consist of unissued shares,  treasury shares or previously issued shares held by any  Subsidiary of the Company,  and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the
Plan  shall  cease to be  reserved  for the  purposes  of the  Plan,  but  until termination  of the Plan the  Company  shall at all times  reserve a  sufficient number of  shares of Stock to meet the  requirements  of the  Plan.  Should  any
Option expire or be canceled  prior to its exercise or vesting in full or should the number of shares of Stock to be  delivered  upon the  exercise or vesting in full of an Option be reduced  for any  reason,  the shares of Stock  theretofore subject to such Option may be subject to future  Options under the Plan,  except where such reissuance is  inconsistent  with the provisions of Section 162(m) of the Code where  qualification as  performance-based  compensation  under Section
162(m) of the Code is intended.

      5.    TERMS AND CONDITIONS OF OPTIONS.

            Options  granted  under the Plan shall be  subject to the  following
conditions  and  shall  contain  such  additional  terms  and  conditions,   not
inconsistent with the terms of the Plan, as the Committee shall deem desirable:

            (a)  OPTION  PRICE.  The  purchase  price  of each  share  of  Stock purchasable  under an Incentive  Option shall be  determined by the Committee at the time of grant,  but shall not be less than 100% of the Fair Market Value (as defined  below)  of such  share of Stock on the  date  the  Option  is  granted;
provided,  however,  that with  respect  to an  Optionee  who,  at the time such
Incentive  Option is granted,  owns (within the meaning of Section 424(d) of the
Code) more than 10% of the total  combined  voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least  110% of the Fair  Market  Value  per  share of Stock on the date of
grant.  The  purchase  price  of  each  share  of  Stock   purchasable  under  a
Nonqualified Option shall not be less than 100% of the Fair Market Value of such share of Stock on the date the Option is granted.  The  exercise  price for each
Option  shall be subject to  adjustment  as provided  in Section 8 below.  "Fair
Market Value" means the closing price on the final trading day immediately prior to the grant of  publicly  traded  shares of Stock on the  principal  securities exchange  on which  shares of Stock are  listed  (if the  shares of Stock are so listed),  or on the NASDAQ  Stock  Market (if the shares of Stock are  regularly quoted on the NASDAQ Stock  Market),  or, if not so listed or regularly  quoted, the mean between the closing bid and asked prices of publicly  traded  shares of
Stock in the over the counter market, or, if such bid and asked prices shall not be  available,  as  reported  by any  nationally  recognized  quotation  service selected  by  the  Company,  or as  determined  by  the  Committee  in a  manner consistent with the provisions of the Code. Anything in this Section 5(a) to the contrary  notwithstanding,  in no event shall the  purchase  price of a share of
Stock be less than the minimum price  permitted  under the rules and policies of any national securities exchange on which the shares of Stock are listed.

            (b)  OPTION  TERM.  The  term of each  Option  shall be fixed by the
Committee, but no Option shall be exercisable more than ten years after the date such  Option is  granted  and in the case of an  Incentive  Option  granted to a
Optionee  who, at the time such  Incentive  Option is granted,  owns (within the meaning  of  Section  424(d)  of the Code)  more than 10% of the total  combined voting  power of all  classes of stock of the Company or of any  Subsidiary,  no such Incentive  Option shall be exercisable  more than five years after the date such Incentive Option is granted.

            (c) EXERCISABILITY. Subject to Section 5(j) hereof, Options shall be exercisable  at such time or times and subject to such terms and  conditions  as shall be determined by the  Committee at the time of grant;  provided,  however, that in the absence of any Option vesting periods designated by the Committee at the time of grant,  Options shall vest and become exercisable as to one-third of the total  amount of shares  subject to the Option on each of the first,  second and third  anniversaries  of the date of grant;  and  provided  further  that no
Options shall be exercisable until such time as any vesting limitation  required by Section 16 of the Exchange Act, and related rules, shall be satisfied if such limitation  shall be required for continued  validity of the exemption  provided under Rule 16b-3(d)(3).

            Upon  the  occurrence  of a  "Change  in  Control"  (as  hereinafter defined),  the  Committee  may  accelerate  the  vesting and  exercisability  of outstanding  Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion,  the Committee may also determine that, upon the  occurrence  of a Change in  Control,  each  outstanding  Option  shall terminate  within a  specified  number  of days  after  notice  to the  Optionee thereunder,  and each such Optionee shall receive, with respect to each share of
Company Stock subject to such Option,  an amount equal to the excess of the Fair
Market Value of such shares immediately prior to such Change in Control over the exercise  price per share of such Option;  such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination  thereof,  as the Committee shall determine in its sole discretion.

            For  purposes  of the Plan,  a Change in Control  shall be deemed to have occurred if:

                  (i) a tender offer (or series of related offers) shall be made and  consummated for the ownership of 50% or more of the outstanding voting securities of the Company,  unless as a result of such tender offer  more than 50% of the  outstanding  voting  securities  of the surviving or resulting  corporation  shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the
            Company or its Subsidiaries, and their affiliates;

                  (ii) the Company shall be merged or consolidated  with another corporation, unless as a result of such merger or consolidation more than 50% of the  outstanding  voting  securities of the surviving or resulting  corporation  shall  be  owned  in  the  aggregate  by the stockholders  of the  Company (as of the time  immediately  prior to such  transaction),  any employee benefit plan of the Company or its
            Subsidiaries, and their affiliates;

                  (iii) the Company shall sell  substantially  all of its assets to  another  corporation  that is not wholly  owned by the  Company, unless as a result of such sale more than 50% of such  assets  shall be owned in the aggregate by the  stockholders of the Company (as of the  time  immediately  prior  to such  transaction),  any  employee
            benefit  plan  of  the  Company  or  its   Subsidiaries   and  their
            affiliates; or

                  (iv) a Person (as defined  below) shall acquire 50% or more of the outstanding  voting securities of the Company (whether directly, indirectly,  beneficially or of record),  unless as a result of such acquisition  more than 50% of the outstanding  voting  securities of the  surviving  or  resulting  corporation  shall  be  owned  in the aggregate  by the  stockholders  of  the  Company  (as  of the  time immediately  prior to the first  acquisition  of such  securities by such  Person),  any  employee  benefit  plan of the  Company  or its
            Subsidiaries, and their affiliates.

            For purposes of this Section  5(c),  ownership of voting  securities shall take into account and shall  include  ownership as  determined by applying the  provisions of Rule  13d-3(d)(I)(i)  (as in effect on the date hereof) under the  Securities  Exchange  Act of 1934,  as amended  (the  "Exchange  Act").  In addition,  for such  purposes,  "Person" shall have the meaning given in Section
3(a)(9) of the Exchange  Act, as modified  and used in Sections  13(d) and 14(d)
thereof;  however,  a Person  shall not  include  (A) the  Company or any of its
Subsidiaries;  (B) a trustee  or other  fiduciary  holding  securities  under an employee  benefit  plan  of the  Company  or any  of  its  Subsidiaries;  (C) an
underwriter  temporarily  holding  securities  pursuant  to an  offering of such securities;  or  (D)  a  corporation  owned,  directly  or  indirectly,  by  the stockholders  of the  Company  in  substantially  the same  proportion  as their ownership of stock of the Company.

            (d)  METHOD OF EXERCISE.  Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written  notice to the  Company  specifying  the number of shares of Stock to be purchased,  accompanied by payment in full of the purchase price, in cash, or by check  or such  other  instrument  as may be  acceptable  to the  Committee.  As determined by the Committee, in its sole discretion,  at or after grant, payment in full or in part may be made at the  election of the  Optionee (i) in the form of Stock  owned by the  Optionee  (based on the Fair  Market  Value of the Stock which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld  shares of Stock having a Fair Market Value equal to the exercise  price of the Option,  or (iii) by a combination  of the foregoing, such Fair Market  Value  determined  by  applying  the  principles  set forth in
Section 5(a),  provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares  surrendered  to the Company is at least equal to such exercise price and except with respect to (ii) above,  such method of payment will not cause a disqualifying disposition of all or a portion of the
Stock received upon exercise of an Incentive  Option.  A Optionee shall have the right to dividends and other rights of a  stockholder  with respect to shares of
Stock  purchased upon exercise of an Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares,  and (ii)
has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

            (e)  NON-TRANSFERABILITY OF OPTIONS; CONDITION OF EXERCISE.

                  (i) Except as provided in Section 5(e)(ii) hereof,  during the lifetime  of an  Optionee,  only the  Optionee  (or, in the event of legal incapacity or incompetence,  the Optionee's  guardian or legal representative)  may  exercise  an  Option.  Except as  provided  in

            Section   5(e)(ii)   hereof,   no  Option  shall  be  assignable  or
            transferable  by the  Optionee to whom it is granted,  other than by will or the laws of descent and distribution.

                  (ii) Except pursuant to the laws of descent and  distribution,
            Optionee shall not sell or in any other way, directly or indirectly, transfer, assign, distribute, pledge, hypothecate, encumber, gift or otherwise  alienate  or dispose of  (collectively,  "Transfer")  any
            Stock  issued  pursuant to the  exercise of an Option  (whether  now owned or hereafter acquired pursuant to such exercise), or any right or  interest  therein,  whether  voluntarily  or  involuntarily,  by
            operation  of  law,  court  order,  foreclosure,   marital  property
            division or otherwise,  except (a) in compliance with all applicable
            U.S. federal and state and foreign  securities laws and (b) with the written consent of the Company.  Notwithstanding the foregoing,  the
            Optionee may Transfer such Stock by gift or domestic relations order to any "family member" (as that term is defined under Rule 701(c)(3)
            of the  Securities  Act,  as  amended  from  time to  time)  without obtaining  the written  consent of the Company;  provided,  that (i)
            such  Transfer  shall  be in  compliance  with all  applicable  U.S.
            federal and state and foreign  securities  laws; (ii) there shall be no  consideration  for any such  Transfer;  and (iii) the transferee shall agree not to Transfer  such Stock  except in  accordance  with this Section  5(e)(iii).  Any attempted  Transfer of Stock  acquired pursuant  to the  exercise  of an Option  that is not  permitted  in accordance  with  this  Section  5(e)(iii)  shall  be void and of no further force and effect and shall not be registered on the books of the Company. In addition, the Company may require, as a condition to exercise,  that  the  Optionee  agree  to  execute  a  stockholders'
            agreement  in  such  form  as may  be  reasonably  requested  by the
            Company.  The  provisions  of this Section  5(e)(iii)  will be of no further  force or effect  upon the earlier of: (x) the first date on which  Shares  are held of  record by more  than two  hundred  (200)
            persons and the company is filing  reports  pursuant to the Exchange
            Act,  as  amended;   (y)  the  consummation  of  a  firm  commitment
            underwritten public offering,  pursuant to an effective registration statement under the Securities Act, as amended from time to time; or
            (z) a sale of the  Company  to,  or merger of the  Company  with,  a company  subject to the reporting  requirements of the Exchange Act, as amended from time to time.

            (f)  TERMINATION  BY  DEATH.  Unless  otherwise  determined  by  the
Committee,  if any Optionee's  employment  with or service to the Company or any
Subsidiary  terminates  by  reason  of  death,  the  Option  may  thereafter  be exercised,  to the extent then exercisable (or on such accelerated  basis as the
Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee  under the will of the Optionee,  for a period of one (1) year after the date of such death (or, if later,  such time as the Option may be  exercised  pursuant  to  Section  13(d)  hereof) or until the expiration  of the  stated  term of such  Option  as  provided  under  the Plan, whichever period is shorter.

            (g)  TERMINATION   BY  REASON  OF   DISABILITY.   Unless   otherwise
determined by the Committee, if any Optionee's employment with or service to the
Company  or  any  Subsidiary   terminates  by  reason  of  total  and  permanent
disability, any Option held by such Optionee may thereafter be exercised, to the extent it was  exercisable at the time of  termination  due to disability (or on such accelerated basis as the Committee shall determine at or after grant),  but may not be exercised  after ninety (90) days after the date of such  termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 13(d)  hereof) or the  expiration of the stated term of such
Option,  whichever period is shorter;  PROVIDED,  HOWEVER, that, if the Optionee dies within such ninety  (90) day period,  any  unexercised  Option held by such
Optionee  shall  thereafter  be  exercisable  to  the  extent  to  which  it was exercisable  at the time of death for a period of one (1) year after the date of such death (or, if later,  such time as the Option may be exercised  pursuant to
Section 13(d) hereof) or for the stated term of such Option, whichever period is shorter.

            (h)  TERMINATION   BY  REASON  OF   RETIREMENT.   Unless   otherwise
determined by the Committee, if any Optionee's employment with or service to the
Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined  below),  any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such  accelerated  basis as the Committee shall determine at or after grant), but  may  not be  exercised  after  ninety  (90)  days  after  the  date of such termination of employment or service (or, if later,  such time as the Option may be exercised  pursuant to Section 13(d) hereof) or the  expiration of the stated
term of such Option, whichever date is earlier; provided,  however, that, if the
Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee  shall  thereafter be  exercisable,  to the extent to which it was exercisable at the time of death, for a period of one (1) year after the date of such death (or, if later,  such time as the Option may be exercised  pursuant to
Section 13(d) hereof) or for the stated term of such Option, whichever period is shorter.

            For purposes of this paragraph (h), "Normal  Retirement"  shall mean retirement from active employment with the Company or any Subsidiary on or after the normal  retirement  date specified in the  applicable  Company or Subsidiary pension plan or if no such pension plan,  age 65, and "Early  Retirement"  shall mean  retirement  from  active  employment  with the  Company or any  Subsidiary pursuant  to the  early  retirement  provisions  of the  applicable  Company  or
Subsidiary pension plan or if no such pension plan, age 55.

                  (a)   OTHER  TERMINATION.  Unless otherwise  determined by the
                        Committee  and  except  as is  provided  below,  if  any
                        Optionee's  employment with or service to the Company or
                        any  Subsidiary  terminates  for any  reason  other than
                        death,  disability  or Normal or Early  Retirement,  the
                        Option  shall  thereupon  terminate,   except  that  the
                        portion of any Option that was  exercisable  on the date
                        of such  termination  of  employment  or service  may be
                        exercised  for the lesser of ninety  (90) days after the
                        date of  termination  (or,  if  later,  such  time as to
                        Option  may  be  exercised  pursuant  to  Section  13(d)
                        hereof) or the balance of such Option's term, which ever
                        period  is  shorter  if  the  Optionee's  employment  or
                        service with the Company or  Subsidiary is terminated by
                        the   Company   or   Subsidiary   without   cause,   the
                        determination as to whether termination was for cause to
                        be made by the  Committee.  The  transfer of an Optionee
                        from the  employ of or  service  to the  Company  to the
                        employ of or service to a Subsidiary,  or vice versa, or

                        from one  Subsidiary to another,  shall not be deemed to
                        constitute a  termination  of  employment or service for
                        purposes of the Plan.

            (i)  LIMIT ON VALUE OF INCENTIVE  OPTION.  The aggregate Fair Market
Value,  determined as of the date the Incentive Option is granted,  of Stock for which  Incentive  Options  are  exercisable  for the first time by any  Optionee during any calendar  year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

            (j)  INCENTIVE  OPTION SHARES.  A grant of an Incentive Option under this Plan shall  provide that if the Optionee  makes a  disposition,  within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him upon exercise of an Incentive  Option granted  under the Plan within the two-year  period  commencing on the day after the date of the  grant of such  Incentive  Option or  within a  one-year  period commencing  on the day after the date of  transfer of the share or shares to him pursuant to the  exercise of such  Incentive  Option,  he shall,  within 10 days after such disposition, notify the Company.

      6.    TERM OF PLAN.

            No Option shall be granted pursuant to the Plan on or after the date that is ten years from the effective date of the Plan,  but Options  theretofore granted may extend beyond that date.

      7.    CAPITAL CHANGE OF THE COMPANY.

            In  the  event  of  any   merger,   reorganization,   consolidation,
recapitalization,  stock  dividend,  or  other  change  in  corporate  structure affecting  the Stock,  the  Committee  shall make an  appropriate  and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number  and option  price of shares  subject to  outstanding  Options granted  under  the Plan,  to the end that  after  such  event  each  Optionee's
proportionate   interest  shall  be  maintained  (to  the  extent  possible)  as immediately  before the occurrence of such event.  The Committee  shall,  to the extent  feasible,  make such other  adjustments as may be required under the tax laws so that any  Incentive  Options  previously  granted  shall  not be  deemed modified within the meaning of Section 424(h) of the Code.

            The  adjustments  described  above  will be made only to the  extent consistent with continued  qualification  of the Option under Section 422 of the
Code (in the case of an Incentive Option) and Section 409A of the Code.

      8.    PURCHASE FOR INVESTMENT/CONDITIONS.

            Unless  the  Options  and  shares  covered  by the  Plan  have  been registered  under the Securities  Act, or the Company has  determined  that such registration is unnecessary,  each person  exercising or receiving Options under the Plan may be required by the Company to give a representation in writing that he is acquiring the securities for his own account for investment and not with a view to, or for sale in connection  with, the  distribution of any part thereof.
The Committee may impose any  additional  or further  restrictions  on awards of
Options as shall be determined by the Committee at the time of award.

      9.    TAXES.

            The Company  may make such  provisions  as it may deem  appropriate, consistent with applicable law, in connection with any Options granted under the
Plan  with  respect  to  the  withholding  of any  taxes  (including  income  or employment taxes) or any other tax matters.

      10.   EFFECTIVE DATE OF PLAN.

            The Plan shall be effective on April 19,  2006;  provided,  however, that if, and only if, certain options are intended to qualify as Incentive Stock
Options,  the  Plan  must  subsequently  be  approved  by  majority  vote of the
Company's  stockholders  no later than April 19, 2007, and further,  that in the
event   certain   Option   grants   hereunder   are   intended   to  qualify  as
performance-based compensation within the meaning of Section 162(m) of the Code, the  requirements as to shareholder  approval set forth in Section 162(m) of the
Code are satisfied.

      11.   AMENDMENT AND TERMINATION.

            The Board may amend,  suspend, or terminate the Plan, except that no amendment  shall be made that would impair the rights of any Optionee  under any
Option theretofore  granted without the Optionee's  consent,  and except that no amendment shall be made which,  without the approval of the  stockholders of the
Company would:

            (a)  materially  increase  the  number of shares  that may be issued under the Plan, except as is provided in Section 8;

            (b)  materially  increase  the  benefits  accruing to the  Optionees under the Plan;

            (c)  materially  modify  the  requirements  as  to  eligibility  for participation in the Plan;

            (d)  decrease the exercise price of an Incentive Option to less than
100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market
Value per share of Stock on the date of grant thereof; or

            (e)  extend  the term of any  Option  beyond  that  provided  for in
Section 5(b).

            The  Committee  may at any  time  or  times  amend  the  Plan or any outstanding  award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of awards,  provided that (except to the extent expressly  required or permitted by the Plan) no such amendment  will,  without  the  approval  of the  stockholders  of the  Company, effectuate a change for which stockholder  approval is required in order for the
Plan to continue to qualify for the award of Incentive Options under Section 422 of the Code.

            It is the intention of the Board that the Plan comply  strictly with the  provisions of Section 409A of the Code and Treasury  Regulations  and other
Internal  Revenue  Service  guidance  promulgated  thereunder (the "Section 409A
Rules") and the  Committee  shall  exercise its  discretion  in granting  awards hereunder (and the terms of such awards), accordingly. The Plan and any grant of an award hereunder may be amended from time to time (without,  in the case of an award, the consent of the Optionee) as may be necessary or appropriate to comply with the Section 409A Rules.

      12.   GOVERNMENT REGULATIONS.

            The Plan, and the grant and exercise of Options  hereunder,  and the obligation of the Company to sell and deliver shares under such Options shall be subject to all applicable laws, rules and regulations,  and to such approvals by
any  governmental  agencies,   national  securities  exchanges  and  interdealer
quotation systems as may be required.

      13.   GENERAL PROVISIONS.

            (a)  CERTIFICATES.  All  certificates  for shares of Stock delivered under  the Plan  shall  be  subject  to such  stop  transfer  orders  and  other restrictions  as the Committee may deem advisable  under the rules,  regulations and other  requirements  of the  Securities  and Exchange  Commission,  or other securities  commission  having  jurisdiction,  any  applicable  Federal or state securities  law, any stock exchange or interdealer  quotation  system upon which the  Stock is then  listed  or traded  and the  Committee  may cause a legend or legends to be placed on any such  certificates to make appropriate  reference to such restrictions.

            (b)  EMPLOYMENT  MATTERS.  Neither the  adoption of the Plan nor any grant or award under the Plan shall  confer upon any Optionee who is an employee of the Company or any  Subsidiary  any right to continued  employment or, in the case of a Optionee who is a director,  continued service as a director, with the
Company or a  Subsidiary,  as the case may be, nor shall it interfere in any way with the right of the Company or any  Subsidiary to terminate the  employment of any of its  employees,  the service of any of its  directors or the retention of any of its consultants or advisors at any time.

            (c)  LIMITATION OF  LIABILITY.  No member of the  Committee,  or any officer or employee of the Company acting on behalf of the  Committee,  shall be personally liable for any action,  determination or interpretation taken or made in good faith with  respect to the Plan,  and all members of the  Committee  and each and any officer or employee of the Company acting on their behalf shall, to the extent  permitted by law, be fully  indemnified and protected by the Company in respect of any such action, determination or interpretation.

            (d)  REGISTRATION OF STOCK.  Notwithstanding  any other provision in the Plan,  no Option  may be  exercised  unless and until the Stock to be issued upon the  exercise  thereof has been  registered  under the  Securities  Act and applicable  state  securities  laws,  or are,  in the  opinion of counsel to the
Company,  exempt from such registration in the United States.  The Company shall not be under any  obligation  to  register  under  applicable  federal  or state securities  laws any Stock to be issued upon the  exercise of an Option  granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock  subject  to such  Option,  although  the  Company  may in its sole

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discretion  register such Stock at such time as the Company shall determine.  If the Company  chooses to comply with such an  exemption  from  registration,  the
Stock issued  under the Plan may, at the  direction  of the  Committee,  bear an appropriate  restrictive  legend restricting the transfer or pledge of the Stock represented  thereby,  and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company's transfer agent.

      14.   NON-UNIFORM DETERMINATIONS.

            The Committee's  determinations under the Plan,  including,  without limitation,  (i) the determination of the Optionees to receive awards,  (ii) the form,  amount and timing of such awards,  (iii) the terms and provisions of such awards and (ii) the agreements  evidencing the same, need not be uniform and may be made by it selectively  among  Optionees who receive,  or who are eligible to receive,  awards under the Plan,  whether or not such  Optionees  are  similarly situated.

      15.   GOVERNING LAW.

            The validity, construction, and effect of the Plan and any rules and regulations  relating to the Plan shall be  determined  in  accordance  with the internal laws of the State of Delaware,  without  giving effect to principles of conflicts of laws, and applicable federal law.

                                    SoftWave Media Exchange, Inc.
                                    June 2, 2006

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